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                                                                     Exhibit 23


                                 [LOGO OF PPG]

                             PPG Industries, Inc.
              One PPG Place  Pittsburgh, Pennsylvania 15272  USA
                Telephone: (412) 434-2911  Fax: (412) 434-2490


James C. Diggs
Senior Vice President and General Counsel





                                                   October 29, 1997




Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

Ladies and Gentlemen:

     I hereby consent to my being named in the Prospectus Supplement dated October 29, 1997 which is part of the Registration Statement No. 33-64081 as counsel in passing on the validity of the Notes referred to in the Prospectus Supplement.

                                                   Very truly yours,

                                                   /s/ James C. Diggs
                                                   -------------------------
                                                       James C. Diggs